Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 16, 2011, relating to the consolidated financial statements of MannKind Corporation, and the effectiveness of MannKind Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of MannKind Corporation for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Los Angeles, California

August 19, 2011